CONSENT OF COUNSEL

     We consent to the reference to our Firm under the heading "Counsel and Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of Delafield Fund, Inc. as filed with the Securities and Exchange Commission on or about March 30, 2005.

PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
February 24, 2005